EXHIBIT 23.1












            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the incorporation by reference in Registration Statement No. 333-58295 on Form S-8 of the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan of our report dated June 22, 2005 appearing in this Annual Report on Form 11-K of the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan for the year ended December 31, 2004.


                                            /s/  Crowe Chizek and Company LLC
                                                 Crowe Chizek and Company LLC

South Bend, Indiana
June 24, 2005